Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAPTHEALTH CORP. ANNOUNCES SECOND QUARTER 2021 FINANCIAL RESULTS

Plymouth Meeting, PA – August 5, 2021 – AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the second quarter ended June 30, 2021.

Highlights

•	In the second quarter, AdaptHealth delivered its highest quarterly net revenue and adjusted EBITDA as a public company.
•	AdaptHealth completed four acquisitions during the quarter, including the previously announced acquisition of New England-based Spiro Health Services, a provider of home medical equipment and supplies, and Healthy Living Medical Supplies, a Michigan-based diabetes management business.
•	AdaptHealth completed six additional acquisitions following the quarter, expanding HME operations in Kentucky, Ohio, West Virginia, New Jersey, New York, South Carolina, and Florida.
•	To date, the Company has acquired over $300 million of annualized revenue in 2021, incremental to AeroCare.

Second Quarter Results

•	Net revenue was $617.0 million, compared to $232.1 million in the second quarter of 2020, a 166% increase.
•	Organic growth for the second quarter was 10.1%.
•	Net income attributable to AdaptHealth Corp. was $79.1 million, or $0.12 per diluted share, compared to $4.5 million, or $0.08 per diluted share, in the second quarter of 2020.
•	Adjusted EBITDA was $147.4 million, compared to $42.6 million in the second quarter of 2020, a 246% increase.
•	Adjusted EBITDA less Patient Equipment Capex was $98.9 million, compared to $30.6 million in the second quarter of 2020, a 223% increase.

Increased Guidance

Based on current business and market trends, the Company is increasing its previously issued financial guidance for fiscal year 2021 as follows:

•	Net revenue of $2.38 billion to $2.48 billion, up from prior guidance of $2.22 billion to $2.39 billion;
•	Adjusted EBITDA of $555 million to $580 million, up from prior guidance of $525 million to $565 million; and
•	Adjusted EBITDA less Patient Equipment Capex of $360 million to $375 million, up from prior guidance of $330 million to $360 million.

Management Commentary

Steve Griggs, Chief Executive Officer, commented, “We are very pleased with our financial results this quarter which were driven by the outstanding efforts of our combined team. Our results were largely driven by a full quarter of AeroCare and realization of integration synergies. Our business continues to grow organically as well as through strategic acquisitions in key markets which complement our national platform. In the second quarter we acquired several excellent businesses including Spiro Health Services, a provider of home medical equipment and supplies, and Healthy Living Medical Supplies, a provider of continuous glucose monitors and insulin pumps which strategically expands our diabetes footprint in the Midwest.”

Mr. Griggs continued, “It has been six months since the acquisition of AeroCare, and we have already achieved many of the ambitious goals we set out to accomplish including improving patient access, patient experience, and clinical outcomes. With these goals in mind, we continue to execute on our strategy of organic growth, improving operations, and closing accretive acquisitions.”

Josh Parnes, President, commented, “We have made great progress towards our strategic roadmap within operational technologies and chronic disease management to enhance our overall business. As an example, we are very pleased with the results of our e-prescribe technology in diabetes which has improved patient and provider satisfaction through reduced cycle time. While we are very excited in the results we’ve already seen, we’re even more optimistic about our continued transformation journey towards improving patient outcomes and reducing the overall cost of care.”

Conference Call

Management will host a conference at 8:30 am ET today to discuss the results and business activities. Interested parties may participate in the call by dialing:

•	(877) 423-9820 (Domestic) or
•	(201) 493-6749 (International)

Webcast registration: Click Here

Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com under "Investor Relations."

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. AdaptHealth provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to life and thrive. Product and services offerings include (i) sleep therapy equipment, supplies and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) home medical equipment (HME) to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME medical devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid and commercial insurance payors. AdaptHealth services approximately 3.3 million patients annually in all 50 states through its network of 678 locations in 47 states. Learn more at www.adapthealth.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the recent coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information and Financial Guidance

This release contains non-GAAP financial guidance, which is adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These non-GAAP items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods.

The Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex, which are financial measures that are not prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA less Patient Equipment Capex.

The Company believes Adjusted EBITDA less Patient Equipment Capex is useful to investors in evaluating the Company’s financial performance. The Company’s business requires significant investment in equipment purchases to maintain its patient equipment inventory. Some equipment title transfers to patients’ ownership after a prescribed number of fixed monthly payments. Equipment that does not transfer wears out or often times is not recovered after a patient’s use of the equipment terminates. The Company uses this metric as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements. In addition, the Company’s debt agreements contain covenants that use a variation of Adjusted EBITDA less Patient Equipment Capex for purposes of determining debt covenant compliance. For purposes of this metric, patient equipment capital expenditure is measured as the value of the patient equipment received during the accounting period without regard to whether the equipment is purchased or financed through lease transactions.

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items, including equity-based compensation expense, transaction costs, changes in fair value of both the contingent consideration common shares liability and the warrant liability, and other non-recurring (income) expense in full year 2021. As a result, reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any specified items that have not yet been identified and quantified. The guidance also excludes macro-economic effects due to the COVID-19 pandemic that are not yet quantifiable. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.

Condensed Consolidated Balance Sheets (Unaudited)

		December 31,
(in thousands)	June 30, 2021	2020
Assets
Current assets:
Cash and cash equivalents	$178,189	$99,962
Accounts receivable	302,127	171,065
Inventory	81,507	58,783
Prepaid and other current assets	29,046	33,441
Total current assets	590,869	363,251
Equipment and other fixed assets, net	309,071	110,468
Goodwill	3,231,200	998,810
Identifiable intangible assets, net	233,630	116,061
Other assets	19,344	16,483
Deferred tax asset	303,551	208,399
Total assets	$4,687,665	$1,813,472
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	350,714	254,212
Current portion of capital lease obligations	23,919	22,282
Current portion of long-term debt	96,750	8,146
Contract liabilities	24,872	11,043
Other liabilities	83,861	89,524
Contingent consideration common shares liability	25,758	36,846
Total current liabilities	605,874	422,053
Long-term debt, less current portion	1,776,326	776,568
Other long-term liabilities	317,464	186,470
Long-term portion of contingent consideration common shares liability	20,675	33,631
Warrant liability	73,283	113,905
Total liabilities	2,793,622	1,532,627
Total Stockholders' Equity	1,894,043	280,845
Total Liabilities and Stockholders' Equity	$4,687,665	$1,813,472

ADAPTHEALTH CORP.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Net revenue	$617,017	$232,116	$1,099,136	$423,555
Costs and expenses:
Cost of net revenue	490,720	198,418	887,418	366,048
General and administrative expenses	42,946	17,092	99,578	31,439
Depreciation and amortization, excluding patient equipment depreciation	17,944	1,036	31,324	2,278
Total costs and expenses	551,610	216,546	1,018,320	399,765
Operating income	65,407	15,570	80,816	23,790
Interest expense	23,147	7,482	45,332	15,420
Loss on extinguishment of debt, net	7,736	—	11,949	—
Change in fair value of contingent consideration common shares liability	(22,079)	(42)	(24,044)	16,325
Change in fair value of warrant liability	(37,454)	(654)	(40,622)	35,446
Other loss (income), net	1,669	(900)	1,150	(1,991)
Income (loss) before income taxes	92,388	9,684	87,051	(41,410)
Income tax expense	12,330	1,826	10,635	185
Net income (loss)	80,058	7,858	76,416	(41,595)
Income (loss) attributable to noncontrolling interests	951	3,388	1,275	(11,514)
Net income (loss) attributable to AdaptHealth Corp.	$79,107	$4,470	$75,141	$(30,081)

Weighted average common shares outstanding - basic	129,664	44,508	120,438	43,242
Weighted average common shares outstanding - diluted	136,582	47,834	127,720	43,242

Basic net income (loss) per share	$0.56	$0.10	$0.56	$(0.70)
Diluted net income (loss) per share	$0.12	$0.08	$0.06	$(0.70)

ADAPTHEALTH CORP.

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$76,416	$(41,595)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, including patient equipment depreciation	86,768	35,114
Equity-based compensation	16,029	5,467
Change in fair value of contingent consideration common shares liability	(24,044)	16,325
Change in fair value of warrant liability	(40,622)	35,446
Deferred income tax expense (income)	6,544	(1,613)
Change in fair value of interest rate swaps, net of reclassification adjustment	(1,443)	(1,415)
Change in fair value of contingent consideration	255	(2,900)
Payment of contingent consideration in connection with an acquisition	—	(1,000)
Amortization of intangible assets	24,231	—
Amortization of deferred financing costs	2,306	783
Imputed interest expense	173	—
Write-off of deferred financing costs	3,495	—
Loss on extinguishment of debt from prepayment penalty	8,454	—
Gain on sale of investment	—	(591)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(4,608)	(20,506)
Inventory	15,841	(6,792)
Prepaid and other assets	8,678	3,603
Accounts payable and accrued expenses and other current liabilities	(30,849)	90,682
Net cash provided by operating activities	147,624	111,008
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(1,292,631)	(107,463)
Purchases of equipment and other fixed assets	(79,396)	(10,915)
Payments for investments in cost method companies	—	(1,000)
Proceeds from sale of investment	—	2,046
Net cash used in investing activities	(1,372,027)	(117,332)
Cash flows from financing activities:
Proceeds from borrowings on long-term debt and lines of credit	1,070,000	70,000
Repayments on long-term debt and lines of credit	(470,521)	(21,641)
Proceeds from the issuance of Class A Common Stock	278,850	—
Proceeds from the issuance of senior unsecured notes	500,000	—
Proceeds from exercise of warrants	—	11,883
Proceeds from exercise of stock options	2,300	—
Payments on capital leases	(19,767)	(19,409)
Payments for equity issuance costs	(13,832)	—
Payments of deferred financing costs	(18,039)	—
Proceeds received in connection with Employee Stock Purchase Plan	314	—
Payments for tax withholdings from equity-based compensation activity	(810)	—
Distributions to noncontrolling interests	(1,070)	(800)
Payment of contingent consideration in connection with acquisitions	(13,396)	—
Payment of deferred purchase price in connection with acquisitions	(2,945)	—
Payments for debt prepayment penalties	(8,454)	—
Net cash provided by financing activities	1,302,630	40,033
Net increase in cash and cash equivalents	78,227	33,709
Cash and cash equivalents at beginning of period	99,962	76,878
Cash and cash equivalents at end of period	$178,189	$110,587

Non-GAAP Financial Measures

This press release presents AdaptHealth’s EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex for the three and six months ended June 30, 2021 and 2020.

AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense (income), income tax expense (benefit), and depreciation and amortization.

AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus loss on extinguishment of debt, equity-based compensation expense, transaction costs, severance, change in fair value of the contingent consideration common shares liability, change in fair value of the warrant liability, and non-recurring items of expense (income).

AdaptHealth defines Adjusted EBITDA less Patient Equipment Capex as Adjusted EBITDA (as defined above) less patient equipment acquired during the period without regard to whether the equipment was purchased or financed through lease transactions.

The following unaudited table presents the reconciliation of net loss attributable to AdaptHealth Corp. to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net income (loss) attributable to AdaptHealth Corp.	$79,107	$4,470	$75,141	$(30,081)
Income (loss) attributable to noncontrolling interests	951	3,388	1,275	(11,514)
Interest expense, net	23,147	7,482	45,332	15,420
Income tax expense	12,330	1,826	10,635	185
Depreciation and amortization, including patient equipment depreciation	63,793	18,374	110,999	35,114
EBITDA	179,328	35,540	243,382	9,124
Loss on extinguishment of debt (a)	7,736	—	11,949	—
Equity-based compensation expense (b)	7,447	3,244	16,029	5,467
Transaction costs (c)	8,100	3,541	39,954	6,399
Severance (d)	594	1,905	1,533	2,324
Change in fair value of contingent consideration common shares liability (e)	(22,079)	(42)	(24,044)	16,325
Change in fair value of warrant liability (f)	(37,454)	(654)	(40,622)	35,446
Other non-recurring income (g)	3,719	(900)	3,385	(1,991)
Adjusted EBITDA	147,391	42,634	251,566	73,094
Less: Patient equipment capex (h)	(48,525)	(12,068)	(90,783)	(25,035)
Adjusted EBITDA less Patient Equipment Capex	$98,866	$30,566	$160,783	$48,059

(a)	Represents write offs of unamortized deferred financing costs related to refinancing of debt and pre-payment penalties for early debt payoff.

(b)	Represents equity-based compensation expense for awards granted to employees and non-employee directors. The higher expense in the 2021 period is due to overall increased equity compensation grant activity in that period, as well as expense resulting from accelerated vesting of certain awards in that period, including accelerated vesting of certain awards in connection with the separation of the Company’s former Co-CEO.

(c)	Represents transaction costs related to acquisitions.

(d)	Represents severance costs related to acquisition integration and internal AdaptHealth restructuring and workforce reduction activities.

(e)	Represents a non-cash charge or gain for the change in the estimated fair value of the contingent consideration common shares liability.

(f)	Represents a non-cash charge or gain for the change in the estimated fair value of the warrant liability.

(g)	The 2021 year-to-date period includes $1.5 million of expenses related to legal and other costs associated with the separation of the Company’s former Co-CEO, $0.9 million of expenses associated with legal settlements for employee and other matters, $1.0 million of expenses associated with lease terminations, a $0.3 million charge for the increase in the fair value of a contingent consideration liability related to an acquisition, and $0.2 million of other non-recurring charges, offset by a gain of $0.5 million for the receipt of earnout proceeds in connection with the sale of an investment. The 2020 year-to-date period includes $2.9 million of reductions in the fair value of contingent consideration liabilities related to acquisitions, a $0.6 million gain related to the sale of an investment, offset by a $1.5 million expense related to a transition services agreement executed in connection with an acquisition completed in 2020.

(h)	Represents the value of the patient equipment obtained during the respective period without regard to whether the equipment is purchased or financed through lease transactions.

Contacts

AdaptHealth Corp.

Jason Clemens, CFA

Chief Financial Officer

jclemens@adapthealth.com

Brittany Lett

Vice President, Marketing

(646) 394-9207

blett@adapthealth.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

Kalle Ahl, CFA

Vice President

(212) 836-9614

kahl@equityny.com